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                                                                      EXHIBIT 19


                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned director of the Salomon Brothers Institutional Series Funds Inc, a Maryland corporation (hereinafter called the "Company") does hereby constitute and appoint Michael S. Hyland, Lawrence H. Kaplan, Alan M. Mandel and Tana E. Tselepsis, and each of them, his or her true and lawful attorneys and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to do any and all acts and things, and execute in his name any and all instruments, which said attorneys and agents may deem necessary or advisable in order to enable the Company to comply with the Investment Company Act of 1940, the Securities Act of 1933, any requirements of the Securities and Exchange Commission in respect thereof, and any state securities laws, in connection with the registration under said Acts of the aforesaid Company and the offerings of shares by such Company including specifically power and authority to sign his or her name to any and all Notifications of Registration and Registration Statements to be filed with the Securities and Exchange Commission under either of said Acts in respect of such Company and shares, and any amendments (including post-effective amendments) or applications for amendment or supplements of or to such Notifications of Registration and Registration Statements, and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said agents and attorneys shall have, and may exercise, without the others, all the powers hereby conferred.

     IN WITNESS WHEREOF, the undersigned has signed his name hereto as of this 19th day of March, 1996.


/s/ Charles F. Barber                     /s/ Carol L. Colman
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    Charles F. Barber                         Carol L. Colman





/s/ Daniel P. Cronin                       /s/ Michael S. Hyland
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    Daniel P. Cronin                           Michael S. Hyland